                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                             AOL TIME WARNER INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

                                   -------------

Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

[AOL TIME WARNER LOGO]

                                                                  March 26, 2002

Dear Stockholder:

     You are cordially invited to attend the 2002 Annual Meeting of Stockholders of AOL Time Warner Inc. on Thursday, May 16, 2002, beginning at 10:00 am, local time, at the Apollo Theatre, 253 West 125th Street, New York, New York 10027. We look forward to greeting those of you who are able to attend.

     Please vote on all the matters listed in the enclosed Notice of Annual Meeting of Stockholders. Your Board of Directors recommends a vote FOR the proposals listed as items 1 and 2 in the Notice and AGAINST the stockholder proposal described in the enclosed Proxy Statement.

     Whether or not you plan to attend in person, it is important that your shares be represented and voted at the Meeting. After reading the enclosed Notice and Proxy Statement, please submit your proxy or voting instructions by telephone, over the Internet or by using a traditional proxy or instruction card. If you submit your proxy over the Internet, you will have the opportunity to agree to receive future stockholder documents electronically, via e-mail, and we encourage you to do so. If you choose to vote this year by traditional proxy or instruction card, please sign, date and mail the card in the envelope provided.

     All stockholders of record on March 22, 2002 are invited to attend the Annual Meeting. No ticket is required for admission. As a result of heightened security, however, to gain admission to the Meeting, you will be required to present identification containing a photograph. Packages and bags will be inspected and they may have to be checked, among other security measures that may be used for the security of those attending the Meeting; please plan accordingly. The Annual Meeting will be audiocast live on the Internet at http://www.aoltimewarner.com/investors.

                                          Sincerely,


           /s/ Stephen M. Case                                /s/ Gerald M. Levin
           Stephen M. Case                                        Gerald M. Levin
           Chairman of the Board                          Chief Executive Officer

           YOUR VOTE IS IMPORTANT. PLEASE PROMPTLY SUBMIT YOUR PROXY
                        BY MAIL, TELEPHONE OR INTERNET.

                              AOL TIME WARNER INC.

                              75 Rockefeller Plaza
                               New York, NY 10019

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 16, 2002

     The Annual Meeting (the "Annual Meeting") of Stockholders of AOL Time Warner Inc. (the "Company") will be held:

        Date:   Thursday, May 16, 2002
        Place:  The Apollo Theatre
                253 West 125th Street
                New York, New York 10027
        Time:   10:00 am, local time

for the following purposes:

     1. To elect 15 directors for a term of one year, and until their successors are duly elected and qualified;

     2. To approve the appointment by the Board of Directors of the firm of Ernst & Young LLP as independent auditors of the Company for 2002;

     3. To consider and vote upon a stockholder proposal as described in the attached Proxy Statement; and

     4. To transact such other business as may properly come before the Annual Meeting.

     Only holders of the Company's common stock and series common stock at the close of business on March 22, 2002, the record date, are entitled to vote on some or all of the matters listed in this Notice of Annual Meeting.

                                          AOL TIME WARNER INC.

                                          PAUL T. CAPPUCCIO
                                          Secretary

March 26, 2002

THE ANNUAL MEETING WILL START PROMPTLY AT 10:00 AM. TO AVOID DISRUPTION, ADMISSION MAY BE LIMITED ONCE THE MEETING STARTS. PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED PRE-ADDRESSED REPLY ENVELOPE OR SUBMIT YOUR PROXY BY TELEPHONE OR THE INTERNET, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. ANY RECORD HOLDER WHO IS PRESENT AT THE MEETING MAY VOTE IN PERSON INSTEAD OF BY PROXY, THEREBY CANCELLING ANY PREVIOUS PROXY. YOU MAY NOT APPOINT MORE THAN THREE PERSONS TO ACT AS YOUR PROXY AT THE MEETING.

                              AOL TIME WARNER INC.

                              75 Rockefeller Plaza
                               New York, NY 10019

                                PROXY STATEMENT

     This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of AOL Time Warner Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of the Company's stockholders (the "Annual Meeting") to be held on Thursday, May 16, 2002, at the Apollo Theatre, 253 West 125th Street, New York, New York 10027, commencing at 10:00 am, local time, and at any adjournment or postponement, for the purpose of considering and acting upon the matters set forth in the accompanying Notice of Annual Meeting of Stockholders.

     This Proxy Statement and accompanying forms of proxy and voting instructions are first being mailed on or about April 1, 2002 to stockholders entitled to vote at the Annual Meeting.

VOTING AT THE ANNUAL MEETING; RECORD DATE

     Only holders of record of the Company's voting stock at the close of business on March 22, 2002, the record date, are entitled to notice of and to vote at the Annual Meeting. At that time, the number of shares entitled to vote and their voting rights were:

     - 4,274,370,116 shares of Common Stock, par value $.01 per share ("Common Stock"), each of which is entitled to one vote on all matters properly submitted at the Annual Meeting; and

     - 171,185,826 shares of Series LMCN-V Common Stock, par value $.01 per share ("Series LMCN-V Stock"), each of which is entitled to 1/100 of a vote on the election of directors.

     The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast at the Annual Meeting is necessary to constitute a quorum.

REQUIRED VOTE

     - A plurality of the votes duly cast is required for the election of directors.

     - The affirmative vote of a majority of the votes duly cast by the holders of Common Stock is required to approve the other matters to be acted upon at the Annual Meeting.

     An abstention is deemed "present," but is not deemed a "vote cast." As a result, abstentions and broker "non-votes" are not included in the tabulation of the voting results on the election of directors or issues requiring approval of a majority of the votes cast and, therefore, do not have the effect of votes in opposition. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power on that item and has not received instructions from the beneficial owner. Broker "non-votes" and the shares with respect to which a stockholder abstains are included in determining whether a quorum is present.

PROXIES AND VOTING PROCEDURES

     All shares entitled to vote and represented by properly executed proxies received prior to the Annual Meeting, and not revoked, will be voted as instructed on those proxies. If no instructions are indicated, the shares will be voted as recommended by the Board of Directors. No stockholder of record may appoint more than three persons to act as his or her proxy at the Annual Meeting.

     If any other matters are properly presented at the Annual Meeting for consideration, the persons named in the enclosed form of proxy will have discretion to vote on those matters in accordance with their own judgment to the same extent as the person signing the proxy would be entitled to vote. In accordance with the Company's By-laws, the Annual Meeting may be adjourned, including by the Chairman, in order to permit the solicitation of additional proxies. The Company does not currently anticipate that any other matters will be raised at the Annual Meeting.

     Many stockholders will have the option to submit their proxies or voting instructions electronically through the Internet or by telephone. Stockholders should check their proxy card or voting instructions forwarded by their broker, bank or other holder of record to see which options are available. Stockholders submitting proxies or voting instructions via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that would be borne by the stockholder.

     Any stockholder of record may revoke a proxy at any time before it is voted by (i) filing with the Secretary of the Company, at or before the taking of the vote at the Annual Meeting, a written notice of revocation or a duly executed proxy, in either case dated later than the prior proxy relating to the same shares or (ii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not of itself revoke a proxy). Any written notice of revocation or subsequent proxy should be delivered to AOL Time Warner Inc., 75 Rockefeller Plaza, New York, NY 10019, Attention: Secretary, or hand delivered to the Secretary, before the taking of the vote at the Annual Meeting. To revoke a proxy previously submitted electronically through the Internet or by telephone, a stockholder may simply submit a new proxy at a later date before the taking of the vote at the Annual Meeting, in which case, the later submitted proxy will be recorded and the earlier proxy will be revoked.

     A copy of the Company's Annual Report to Stockholders for the year 2001, including financial statements, has been sent simultaneously with this Proxy Statement or has been previously provided to all stockholders entitled to vote at the Annual Meeting.

STOCKHOLDERS SHARING THE SAME ADDRESS

     In accordance with notices previously sent to many stockholders who hold their shares through a bank, broker or other holder of record (a "street-name stockholder") and share a single address, only one annual report and proxy statement is being delivered to that address unless contrary instructions from any stockholder at that address were received. This practice, known as "householding," is intended to reduce the Company's printing and postage costs. However, any such street-name stockholder residing at the same address who wishes to receive a separate copy of this Proxy Statement or accompanying Annual Report to Stockholders may request a copy by contacting the bank, broker or other holder of record, or the Company by telephone at: 1-866-INFO-AOL, by e-mail to: aoltimewarnerir@aol.com or by mail to: AOL Time Warner Inc., 75 Rockefeller Plaza, New York, New York 10019, Attention: Investor Relations. The voting instruction sent to a street-name stockholder should provide information on how to request (1) householding of future Company materials or (2) separate materials if only one set of documents is being sent to a household. If it does not, a stockholder who would like to make one of these requests should contact the Company as indicated above.

RECOMMENDATIONS OF THE BOARD OF DIRECTORS

     The Board of Directors recommends a vote FOR the election of the nominees for election as directors; FOR approval of the appointment of Ernst & Young LLP as independent auditors of the Company for 2002; and AGAINST the stockholder proposal described in this Proxy Statement.

                              CORPORATE GOVERNANCE

ELECTION OF DIRECTORS

     The nominees for director at the Annual Meeting will be elected to serve for a one-year term until the next annual meeting of stockholders and until their successors have been duly elected and qualified or until their earlier death, resignation or retirement. Each of the nominees is currently a director of the Company, having been elected by the stockholders at the Company's 2001 Annual Meeting of Stockholders, which was the first meeting of its stockholders after the completion of the merger (the "AOL-TW Merger") of America Online, Inc. ("America Online") and Time Warner Inc. ("Time Warner") on January 11, 2001 (the "Merger Date"). Gerald M. Levin will not stand for reelection at the Annual Meeting and will retire from the Board of Directors at the Annual Meeting, at which time the number of directors constituting the Board of Directors will be reduced to 15.

     The Company believes that, in the best interest of its stockholders, a majority of the members of its Board of Directors should, in the Board's judgment, be classified as "independent" pursuant to the Company's By-laws, which generally require the absence of any direct or indirect material economic relationship with the Company other than as a result of customary directors' compensation or stock ownership (such directors, the "Independent Directors" and all other directors, the "Affiliated Directors"). Under the Company's By-laws, when the Board sets the slate of director nominees for election at an annual meeting of stockholders, it must determine that a majority of its members will be Independent Directors, assuming the election of such slate. Assuming the election of these nominees, of the 15 directors, the Board of Directors has determined that 9 will be Independent Directors and 6 will be Affiliated Directors. The Company also has a policy limiting the eligibility for nomination by the Board of Directors as a director to those under 72 years old.

     The persons named in the enclosed proxy intend to vote such proxy for the election of each of the 15 nominees named below, unless the stockholder indicates on the proxy that the vote should be withheld from any or all of the nominees.

     The Company expects each nominee for election as a director at the Annual Meeting to be able to accept such nomination. If any nominee is unable to accept such nomination, proxies will be voted in favor of the remainder of those nominated and may be voted for substitute nominees.

     Set forth below is the principal occupation of, and certain other information regarding, the 15 nominees.

                  NOMINEES FOR ELECTION AT THE ANNUAL MEETING

     NAME AND YEAR FIRST BECAME A                                PRINCIPAL OCCUPATION
        DIRECTOR OF THE COMPANY          AGE                  DURING THE PAST FIVE YEARS
     ----------------------------        ---                  --------------------------
Daniel F. Akerson......................  53    CHAIRMAN AND CHIEF EXECUTIVE OFFICER OF XO
  2001                                         COMMUNICATIONS, INC. Mr. Akerson served as a director of
                                                 America Online from 1997 until the Merger Date. Mr.
                                                 Akerson has served as Chairman and Chief Executive
                                                 Officer of XO Communications, Inc., a provider of
                                                 broadband communications services, since September
                                                 1999. Prior to his current role, he served as Chairman
                                                 and CEO of Nextel Communications, Inc., a mobile phone
                                                 operator, from March 1996 until July 1999, when he
                                                 became an investor in and co-chairman of Eagle River,
                                                 Inc., a holding company. Prior to joining Nextel in
                                                 1996, Mr. Akerson served as general partner of
                                                 Forstmann Little & Company, a private investment firm,
                                                 from 1993 to March 1996. While at Forstmann Little, he
                                                 also held the position of Chairman of the Board and
                                                 Chief Executive Officer of General Instrument
                                                 Corporation, a technology company acquired by
                                                 Forstmann Little. Mr. Akerson is also a director of
                                                 American Express. Mr. Akerson is an Independent
                                                 Director.
James L. Barksdale.....................  59    PRESIDENT AND CHIEF EXECUTIVE OFFICER OF BARKSDALE
  2001                                         MANAGEMENT CORPORATION. Mr. Barksdale served as a
                                                 director of America Online from March 1999 until the
                                                 Merger Date. Mr. Barksdale has served as the Presi-
                                                 dent and Chief Executive Officer of Barksdale Man-
                                                 agement Corporation, a philanthropic investment
                                                 company, since April 1999. Mr. Barksdale is also a
                                                 General Partner of the Barksdale Group, LLC, a ven-
                                                 ture capital firm that he co-founded in April 1999.
                                                 Prior to that, he served as the President and Chief
                                                 Executive Officer of Netscape Communications Cor-
                                                 poration, a provider of software, services and Web
                                                 site resources using the Internet, from January 1995
                                                 until its acquisition by America Online in March 1999
                                                 and also served as a director of Netscape starting in
                                                 October 1994 until its acquisition by America Online.
                                                 Mr. Barksdale is also a director of FedEx Corporation
                                                 and Sun Microsystems, Inc. and is a Special Advisor to
                                                 General Atlantic Partners, a private equity firm. Mr.
                                                 Barksdale is an Independent Director.

     NAME AND YEAR FIRST BECAME A                                PRINCIPAL OCCUPATION
        DIRECTOR OF THE COMPANY          AGE                  DURING THE PAST FIVE YEARS
     ----------------------------        ---                  --------------------------
Stephen F. Bollenbach..................  59    PRESIDENT AND CHIEF EXECUTIVE OFFICER OF HILTON
  2001                                         HOTELS CORPORATION. Mr. Bollenbach served as a direc-
                                                 tor of Time Warner from 1997 until the Merger Date.
                                                 Mr. Bollenbach has served as President and Chief
                                                 Executive Officer of Hilton Hotels Corporation since
                                                 May 1996. Prior to that, Mr. Bollenbach was Senior
                                                 Executive Vice President and Chief Financial Officer
                                                 of The Walt Disney Company, an entertainment com-
                                                 pany, from April 1995 until February 1996. He is also
                                                 a director of Catellus Development Corporation, Hilton
                                                 Hotels Corporation and Park Place Entertainment Cor-
                                                 poration (Chairman). Mr. Bollenbach is an Indepen-
                                                 dent Director.
Stephen M. Case........................  43    CHAIRMAN OF THE BOARD OF THE COMPANY. Mr. Case,
  2001                                         a co-founder of America Online, served as Chairman of
                                                 the Board and Chief Executive Officer of America
                                                 Online from 1995 until his appointment as Chairman of
                                                 the Board of the Company on the Merger Date, having
                                                 served as Chief Executive Officer from April 1993 and
                                                 in other executive positions at America Online since
                                                 1985. He served as a director of America Online from
                                                 September 1992 until the Merger Date. Mr. Case is also
                                                 a member of the Board of Representatives of Time
                                                 Warner Entertainment Company, L.P. ("TWE"). Mr. Case
                                                 is an Affiliated Director.
Frank J. Caufield......................  62    GENERAL PARTNER OF KLEINER PERKINS CAUFIELD &
  2001                                         BYERS. Mr. Caufield served as a director of America
                                                 Online from 1991 until the Merger Date. Mr. Caufield
                                                 has served as a General Partner of Kleiner Perkins
                                                 Caufield & Byers, a venture capital partnership, since
                                                 1978. Mr. Caufield is an Independent Director.
Miles R. Gilburne......................  50    MANAGING MEMBER OF ZG VENTURES, L.L.C.
  2001                                         Mr. Gilburne served as a director of America Online from
                                                 October 1999 until the Merger Date. Mr. Gilburne has
                                                 been a managing member of ZG Ventures, a venture
                                                 capital and investment company, since 2000. He served
                                                 as Senior Vice President, Corporate Development of
                                                 America Online from February 1995 until December 1999.
                                                 Mr. Gilburne is also a director of America Online
                                                 Latin America, Inc. and Pharmacyclics, Inc. Mr.
                                                 Gilburne is an Affiliated Director.

     NAME AND YEAR FIRST BECAME A                                PRINCIPAL OCCUPATION
        DIRECTOR OF THE COMPANY          AGE                  DURING THE PAST FIVE YEARS
     ----------------------------        ---                  --------------------------
Carla A. Hills.........................  68    CHAIRMAN AND CHIEF EXECUTIVE OFFICER OF HILLS &
  2001                                         COMPANY AND FORMER UNITED STATES TRADE REPRE-
                                                 SENTATIVE. Ambassador Hills served as a director of
                                                 Time Warner from 1993 until the Merger Date. Am-
                                                 bassador Hills became Chairman and Chief Executive
                                                 Officer of Hills & Company, an international trade and
                                                 investment consulting firm, in January 1993, having
                                                 served as the United States Trade Representative from
                                                 February 1989 to January 1993. Ambassador Hills is
                                                 also a director of American International Group, Inc.,
                                                 ChevronTexaco Corporation, Lucent Technologies Inc.
                                                 and TCW Group Inc. Ambassador Hills is an Indepen-
                                                 dent Director.
Reuben Mark............................  63    CHAIRMAN AND CHIEF EXECUTIVE OFFICER OF COLGATE-
  2001                                         PALMOLIVE COMPANY. Mr. Mark served as a director of Time
                                                 Warner from 1993 until the Merger Date. Mr. Mark has
                                                 served as the Chief Executive Officer of
                                                 Colgate-Palmolive Company, a consumer products
                                                 company, since May 1984. In May 1986, he was elected
                                                 Chairman. Mr. Mark is also a director of Citigroup
                                                 Inc. and Pearson plc. Mr. Mark is an Independent
                                                 Director.
Michael A. Miles.......................  62    FORMER CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE
  2001                                         OFFICER OF PHILIP MORRIS COMPANIES INC. Mr. Miles served
                                                 as a director of Time Warner from 1995 until the
                                                 Merger Date. Mr. Miles served as Chairman of the Board
                                                 and Chief Executive Officer of Philip Morris Companies
                                                 Inc., a consumer products company, from September 1991
                                                 until July 1994. He is also a director of The Allstate
                                                 Corporation, AMR Corporation, Community Health
                                                 Systems, Inc., Dell Computer Corporation, Exult, Inc.,
                                                 Morgan Stanley & Co. and Sears, Roebuck and Co. and is
                                                 a Special Limited Partner in Forstmann Little &
                                                 Company. Mr. Miles is an Independent Director.

     NAME AND YEAR FIRST BECAME A                                PRINCIPAL OCCUPATION
        DIRECTOR OF THE COMPANY          AGE                  DURING THE PAST FIVE YEARS
     ----------------------------        ---                  --------------------------
Kenneth J. Novack......................  60    VICE CHAIRMAN OF THE COMPANY. Mr. Novack served
  2001                                         as Vice Chairman of America Online from May 1998 and as
                                                 a director of America Online from January 2000 until
                                                 his appointment as Vice Chairman of the Company on the
                                                 Merger Date. He served as Of Counsel to the
                                                 Boston-based law firm of Mintz, Levin, Cohn, Ferris,
                                                 Glovsky and Popeo, PC after his retirement as a member
                                                 of that firm in August 1998 through March 2001. Mr.
                                                 Novack joined Mintz Levin in 1966 and served on its
                                                 executive committee from 1970 until his retirement.
                                                 Mr. Novack is also a member of the Board of
                                                 Representatives of TWE. Mr. Novack is an Affiliated
                                                 Director.
Richard D. Parsons.....................  53    CO-CHIEF OPERATING OFFICER OF THE COMPANY.
  2001                                         Mr. Parsons will become Chief Executive Officer of the
                                                 Company immediately after the Annual Meeting. Mr.
                                                 Parsons served as President of Time Warner from
                                                 February 1995 until his appointment as Co-Chief Op-
                                                 erating Officer of the Company on the Merger Date.
                                                 Prior to February 1995, Mr. Parsons served as the
                                                 Chairman and Chief Executive Officer of The Dime
                                                 Savings Bank of New York, FSB from January 1991. He
                                                 served as a director of Time Warner from 1991 until
                                                 the Merger Date and is currently also a director of
                                                 Citigroup Inc. and Estee Lauder Companies, Inc. and a
                                                 member of the Board of Representatives of TWE. Mr.
                                                 Parsons is an Affiliated Director.

     NAME AND YEAR FIRST BECAME A                                PRINCIPAL OCCUPATION
        DIRECTOR OF THE COMPANY          AGE                  DURING THE PAST FIVE YEARS
     ----------------------------        ---                  --------------------------
Robert W. Pittman......................  48    CO-CHIEF OPERATING OFFICER OF THE COMPANY.
  2001                                         Mr. Pittman will become the Chief Operating Officer of
                                                 the Company immediately after the Annual Meeting. Mr.
                                                 Pittman served as President and Chief Operating
                                                 Officer of America Online from February 1998 and as
                                                 director from 1995 until his appointment as Co-Chief
                                                 Operating Officer of the Company on the Merger Date.
                                                 He was President and Chief Executive Officer of AOL
                                                 Networks, a division of America Online, from November
                                                 1996 until February 1998. Prior to that, he held the
                                                 positions of Managing Partner and Chief Executive
                                                 Officer of Century 21 Real Estate Corp. from October
                                                 1995 to October 1996 and both President and Chief
                                                 Executive Officer of Time Warner Enterprises, a
                                                 division of TWE, and Chairman and Chief Executive
                                                 Officer of Six Flags Entertainment Corporation, the
                                                 theme park operator, prior to that. Mr. Pittman is
                                                 also a director of America Online Latin America, Inc.
                                                 and Cendant Corporation and a member of the Board of
                                                 Representatives of TWE. Mr. Pittman is an Affiliated
                                                 Director.
Franklin D. Raines.....................  53    CHAIRMAN AND CHIEF EXECUTIVE OFFICER OF FANNIE
  2001                                         MAE. Mr. Raines served as a director of America Online
                                                 from September 1998 until the Merger Date. Mr. Raines
                                                 has served as Chairman and Chief Executive Officer of
                                                 Fannie Mae, a non-bank financial services company,
                                                 since January 1999. Prior to rejoining Fannie Mae in
                                                 May 1998, he served as Director of the U.S. Office of
                                                 Management and Budget from 1996 to 1998. From 1991 to
                                                 1996, Mr. Raines was Vice Chairman of Fannie Mae, in
                                                 charge of the company's legal, credit policy, finance
                                                 and corporate development functions. Mr. Raines is
                                                 also a director of PepsiCo, Inc. and Pfizer, Inc. Mr.
                                                 Raines is an Independent Director.
R. E. Turner...........................  63    VICE CHAIRMAN OF THE COMPANY. Mr. Turner served
  2001                                         as Vice Chairman and a director of Time Warner from the
                                                 consummation of Time Warner's merger with Turner
                                                 Broadcasting System, Inc. ("TBS") in October 1996
                                                 until his appointment as Vice Chairman and Senior
                                                 Advisor of the Company on the Merger Date. Prior to
                                                 1996, Mr. Turner served as Chairman of the Board and
                                                 President of TBS from 1970. Mr. Turner is an
                                                 Affiliated Director.

     NAME AND YEAR FIRST BECAME A                                PRINCIPAL OCCUPATION
        DIRECTOR OF THE COMPANY          AGE                  DURING THE PAST FIVE YEARS
     ----------------------------        ---                  --------------------------
Francis T. Vincent, Jr.................  63    CHAIRMAN OF VINCENT ENTERPRISES. Mr. Vincent
  2001                                         served as a director of Time Warner from 1993 until the
                                                 Merger Date. Mr. Vincent has been a private investor
                                                 at Vincent Enterprises since January 1995. Prior to
                                                 that, Mr. Vincent served as the Commissioner of Major
                                                 League Baseball from September 1989 until September
                                                 1992. He is also a director of Oakwood Homes
                                                 Corporation. Mr. Vincent is an Independent Director.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Company's By-laws currently establish four principal standing committees of the Board of Directors. During 2001, the Board of Directors met nine times, and no incumbent director attended fewer than 75% of the total number of meetings of the Board of Directors and the committees of which he or she was a member.

     The current members and functions of the Board's principal committees are as follows:

     Audit and Finance Committee. The Audit and Finance Committee is composed entirely of Independent Directors, who are also "independent" directors under the rules of the New York Stock Exchange. Its members are Messrs. Akerson, Bollenbach (Chair), Raines and Vincent. The authority of the Audit and Finance Committee, which met four times during 2001, is set forth in more detail in its Charter, which is reviewed annually and was included with the Company's 2001 proxy statement. The Committee's authority includes the review of (i) the professional services provided by, independence and qualifications of the Company's independent auditors; (ii) material changes in accounting policies and financial reporting practices and material developments in financial reporting standards in consultation with the independent auditors and management; (iii) the plan and scope of the annual external audit as recommended by the independent auditors; (iv) the adequacy of the Company's internal accounting controls and the results of material internal audits in consultation with the independent auditors and the Company's chief internal auditor; (v) the Company's financial statements and the results of each external audit in consultation with management and the independent auditors; (vi) the auditing and accounting principles and practices to be used in the preparation of the Company's financial statements in consultation with the Company's independent auditors and the Company's principal financial officer and principal accounting officer; and
(vii) the financial structure, condition and strategy of the Company, including making recommendations with respect thereto and approving such matters that are consistent with the general financial policies and direction from time to time determined by the Board of Directors. The Audit and Finance Committee also oversees the Company's compliance program. See "Report of the Audit and Finance Committee."

     Compensation Committee. The Compensation Committee is composed entirely of Independent Directors. Its members are Messrs. Barksdale, Caufield (Chair), Mark and Miles. The Compensation Committee, which met four times during 2001, has authority, as delegated by the Board of Directors, to review and approve the Company's employee benefit plans and administer its executive compensation plans. A subcommittee of the Compensation Committee that excludes Mr. Barksdale due to his prior service with a company that became a subsidiary of the Company was also created with authority over limited executive compensation matters, as required by Section 162(m) under the Internal Revenue Code. The Compensation Committee, or a subcommittee thereof, approves the salaries and incentive compensation (including the grant of stock options) and employment arrangements of the executive officers of the Company. See "Compensation Committee Report on Compensation of Executive Officers of the Company."

     Nominating and Governance Committee. The Nominating and Governance Committee is composed of a majority of Independent Directors. Its members are Messrs. Caufield and Gilburne, Ambassador Hills and Mr. Vincent (Chair). The Nominating and Governance Committee, which met four times during 2001, has authority (i) to review the size, composition, individual performance and level of compensation of the Board of Directors and to recommend changes thereto; (ii) to evaluate and recommend candidates for Chief Executive Officer and for election as directors; (iii) to assess the performance of the Board of Directors; and (iv) to review the Company's corporate governance profile. Nominees to the Board of Directors are selected on the basis of recognized achievements and their ability to bring various skills, experience and diverse perspectives to the deliberations of the Board of Directors. In carrying out its responsibilities, the Nominating and Governance Committee will consider candidates recommended by other directors, employees and stockholders. Written suggestions for nominees should be sent to the Secretary of the Company.

     The Company's By-laws provide that any stockholder of record who is entitled to vote for the election of directors may nominate persons for election as directors only if timely written notice in proper form of the intent to make a nomination at a meeting of stockholders is received by the Secretary of AOL Time Warner at 75 Rockefeller Plaza, New York, NY 10019. To be timely and in proper form under the By-laws, the notice generally must be delivered not less than 90 nor more than 120 days prior to the date of the meeting at which directors are to be elected and must contain prescribed information about the proponent and each nominee, including such information about each nominee as would have been required to be included in a proxy statement filed pursuant to the rules of the Securities and Exchange Commission had such nominee been nominated by the Board of Directors.

     Values and Human Development Committee. The members of the Values and Human Development Committee are Messrs. Barksdale, Case (Chair), Mark and Parsons. The Committee, which met four times during 2001, has the authority to provide guidance and oversight to the Company's management in its (i) development and articulation of the Company's core values, commitments and social responsibilities; (ii) development of strategies for ensuring the Company's involvement in the communities in which it does business; (iii) establishment of a strategy for developing the Company's human resources and leadership for the future; (iv) efforts to find practical ways to increase workforce diversity; and (v) monitoring and measuring the Company's performance in advancing these goals.

DIRECTOR COMPENSATION

     The Company's directors are eligible to participate in the AOL Time Warner Inc. 1999 Stock Plan (the "AOLTW 1999 Plan") which provides for initial and annual awards of stock options to compensate the Company's non-employee directors. Beginning in 2002, the AOLTW 1999 Plan provides for an annual grant of options to purchase 40,000 shares of Common Stock on the date following each annual meeting of stockholders of the Company to each non-employee director (who has served for at least six months as a director) after giving effect to the election of directors at such annual meeting. Pursuant to the AOLTW 1999 Plan, each new non-employee director will receive an initial grant of options to purchase 40,000 shares of Common Stock (or such higher number of options as is determined by the Compensation Committee for recruitment purposes) upon first being elected or appointed to the Board of Directors. All of such options will have an exercise price equal to the fair market value of the Common Stock on the date of grant, will have a term of ten years and will vest in installments of 25% over a four-year period and immediately if the director does not stand for re-election or is not re-elected, unless the Board determines otherwise. No additional compensation is paid for service as a committee chair or member or for attendance at special meetings of the Board or a Board committee. Non-employee directors are reimbursed for expenses incurred in attending Board and committee meetings, including those for travel, food and lodging. As disclosed in the Company's 2001 proxy statement, in January 2001, each non-employee director received an initial award of options to purchase 52,000 shares of Common Stock under the AOLTW 1999 Plan.

     Directors who are officers of or employed by the Company or any of its subsidiaries are not additionally compensated for their Board and committee activities.

                   REPORT OF THE AUDIT AND FINANCE COMMITTEE

     In accordance with a written charter adopted by the Company's Board of Directors, the Audit and Finance Committee of the Company's Board of Directors (the "Committee") assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the Company's financial reporting processes. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon.

     In this context, the Committee has met and held discussions with management and the independent auditors. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended, including the quality and acceptability of the Company's financial reporting process and controls.

     The Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Committee meets regularly with the internal and independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company's internal controls and the overall quality of the Company's accounting principles.

     In addition, the Committee has discussed with the independent auditors the auditors' independence from the Company and its management, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and also considered whether the provision of the non-audit related services included below under "Fees of Accountants" is compatible with maintaining their independence.

     Since 1997, Ernst & Young LLP has provided services related to the outsourcing of a portion of the Company's internal audit activities. The Company and Ernst & Young LLP have agreed to terminate these services. This termination will occur after an orderly transition period. The transition is expected to be substantially completed by the end of 2002 and ended by mid-2003. In addition, during 2001, Ernst & Young LLP did not provide any services to the Company related to financial information systems design and implementation.

     The aggregate fees billed by the principal auditors (Ernst & Young LLP) to the Company for the year ended December 31, 2001 are as follows:

                              Fees of Accountants

Audit Fees.............................  $10,610,000
All Other Fees
     Audit-Related(1)..................   16,195,000
     Tax-Related(2)....................   25,898,000
                                         -----------
           Total All Other Fees........   42,093,000
                                         -----------
Total Fees.............................  $52,703,000
                                         ===========

------------

(1) Consists principally of fees related to SEC filings of $1 million; subsidiary and international statutory audit requirements of $5.2 million; and internal audit services of $8.2 million.

(2)  Consists principally of fees related to tax compliance and planning.

     In performing all of these functions, the Committee acts only in an oversight capacity and necessarily relies on the work and assurances of the Company's management and independent auditors, which, in their report, express an opinion on the conformity of the Company's annual financial statements to generally accepted accounting principles. In reliance on the reviews and discussions referred to in this Report and in light of its role and responsibilities, the Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements of the Company for the three years ended December 31, 2001 be included for filing with the Securities and Exchange Commission in the Company's Annual Report on Form 10-K for the year ended December 31, 2001. These financial statements include the audited financial statements of AOL Time Warner for the year ended December 31, 2001 and the audited financial statements of America Online, as the predecessor to the Company for accounting purposes, for the two years ended December 31, 2000. The Committee has also recommended to the Board of Directors, subject to stockholder ratification, the selection of Ernst & Young LLP as the Company's independent auditors for 2002, and the Board concurred in its recommendation.

Members of the Audit and Finance Committee

Daniel F. Akerson
Stephen F. Bollenbach (Chair)
Franklin D. Raines
Francis T. Vincent, Jr.

                               SECURITY OWNERSHIP

SECURITY OWNERSHIP OF THE BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth as of January 31, 2002 for each current director, each nominee for election as a director, each of the executive officers named in the Summary Compensation Table below and for all current directors and executive officers as a group, information concerning the beneficial ownership of Common Stock.

                                                    COMMON STOCK BENEFICIALLY OWNED(1)
                                                   -------------------------------------
                                                    NUMBER OF      OPTION     PERCENT OF
NAME                                                 SHARES      SHARES(2)      CLASS
----                                               -----------   ----------   ----------
Daniel F. Akerson................................        3,356      193,000         *
James L. Barksdale(3)............................    5,521,082       13,000         *
Stephen F. Bollenbach............................        4,687       28,000         *
Stephen M. Case(4)(11)...........................   11,471,394   18,328,092         *
Frank J. Caufield................................      132,970    1,745,200         *
Miles R. Gilburne................................      250,000    2,842,053         *
Carla A. Hills...................................       16,039       32,500         *
Gerald M. Levin(5)(11)...........................    2,537,679   10,316,254         *
Reuben Mark......................................       38,239       32,500         *
Michael A. Miles.................................       43,780       32,500         *
Kenneth J. Novack(6)(11).........................        4,850    5,461,000         *
Richard D. Parsons(7)(11)........................       38,086    3,600,003         *
Robert W. Pittman(8)(11).........................       15,308   14,917,255         *
Franklin D. Raines...............................        1,000      263,000         *
R.E. Turner(9)(11)...............................  148,369,441    7,187,503      3.64%
Francis T. Vincent, Jr.(10)......................       69,890       23,500         *
All current directors and executive officers (25
  persons) as a group(2)-(11)....................  168,699,864   75,202,663      5.62%

------------

  * Represents beneficial ownership of less than one percent of issued and outstanding Common Stock on January 31, 2002.

 (1) Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934. Unless otherwise indicated, beneficial ownership represents both sole voting and sole investment power. This table does not include, unless otherwise indicated, any shares of Common Stock or other equity securities of the Company which may be held by pension and profit-sharing plans of other corporations or endowment funds of educational and charitable institutions for which various directors and officers serve as directors or trustees. As of January 31, 2002, the only equity securities of the Company beneficially owned by the named persons or group were shares of Common Stock and options to purchase Common Stock.

 (2) Reflects shares of Common Stock subject to options to purchase Common Stock issued by the Company which, on January 31, 2002, were unexercised but were exercisable on or within 60 days after that date. These shares are excluded from the column headed "Number of Shares." 2,297,255 of the stock options shown for Mr. Pittman have been transferred to a limited partnership owned by members of his family and 655,812 of the stock options shown for Mr. Novack and 60,000 of the stock options shown for Mr. Caufield have been transferred to grantor retained annuity trusts for the benefit of members of their respective families.

 (3) Includes 1,200 shares of Common Stock held by a limited partnership of which Mr. Barksdale and his wife are the sole general partners, 750,000 shares of Common Stock held by a limited liability company of which Mr. Barksdale and his wife are the sole members and 11,100 shares of Common Stock held by a trust of which Mr. Barksdale and his wife are the sole trustees and beneficiaries.

 (4) Includes 243,752 shares of Common Stock held by Mr. Case's wife and 1,199,550 shares of Common Stock held by the Stephen M. Case Foundation. Mr. Case and his wife are the sole directors of this Foundation but do not exercise day-to-day investment authority. Mr. Case disclaims beneficial ownership of shares held by his wife and the Stephen M. Case Foundation.

 (5) Includes 45,000 shares of Common Stock held by Mr. Levin's wife and 210,000 shares of Common Stock held by The Barbara J. and Gerald M. Levin Family Foundation of which Mr. Levin and his wife are the co-trustees. Mr. Levin disclaims beneficial ownership of shares held by his wife and The Barbara J. and Gerald M. Levin Family Foundation.

 (6) Includes 750 shares of Common Stock held by an irrevocable trust for the benefit of Mr. Novack's children, one of whom is a minor, and 525 shares of Common Stock held by the Novack Family Foundation of which Mr. Novack and his wife are two of seven trustees. Mr. Novack disclaims beneficial ownership of shares held by the trust and the Novack Family Foundation.

 (7) Includes 200 shares of Common Stock held by Mr. Parsons' wife and 2,000 shares of Common Stock held by The Parsons Family Foundation, Inc. of which Mr. Parsons is one of six directors. Mr. Parsons disclaims beneficial ownership of shares held by his wife and The Parsons Family Foundation, Inc.

 (8) Includes 1,920 shares of Common Stock held by the Pittman Family Foundation of which Mr. Pittman is the sole trustee. Mr. Pittman disclaims beneficial ownership of the shares held by the Pittman Family Foundation.

 (9) Includes (a) 869,826 shares of Common Stock owned by a corporation wholly owned by Mr. Turner, (b) 3,379,263 shares of Common Stock held by a trust over which Mr. Turner has sole voting and dispositive control, (c) 8,700,000 shares of Common Stock held by a limited partnership of which Mr. Turner is the sole general partner and (d) 3,589,749 shares of Common Stock held by the Turner Foundation, Inc., of which Mr. Turner is one of seven trustees. Mr. Turner disclaims beneficial ownership of shares held by the Turner Foundation, Inc.

(10) Includes 1,650 shares of Common Stock held by Mr. Vincent's wife, as to which Mr. Vincent disclaims beneficial ownership.

(11) Includes (a) an aggregate of approximately 42,522 shares of Common Stock held by a trust under the AOL Time Warner Savings Plan for the benefit of current directors and executive officers of the Company (including 115 shares for Mr. Case, 33,404 shares for Mr. Levin, 52 shares for Mr. Novack, 597 shares for Mr. Parsons, 105 shares for Mr. Pittman and 455 shares for Mr. Turner), (b) an aggregate of 311,402 shares of Common Stock beneficially owned by certain relatives of such persons and (c) an aggregate of 3,583,067 stock options that have been transferred to entities for the benefit of relatives of such persons.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     Set forth below is the name, address, stock ownership and voting power of each person or group of persons known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock or Series LMCN-V Stock, and is based on information provided to the Company as of January 31, 2002 by the beneficial owner.

                                                    SHARES OF STOCK                PERCENT OF
                                                     BENEFICIALLY     PERCENT OF     VOTING
NAME AND ADDRESS OF BENEFICIAL OWNER                     OWNED         CLASS(1)     POWER(1)
------------------------------------                ---------------   ----------   ----------
SERIES LMCN-V STOCK
Liberty Media Corporation(1)......................    171,185,826       100.0%           *
     12300 Liberty Boulevard
     Englewood, CO 80112

------------

 *   Less than 1%

(1) Consists of shares beneficially owned by Liberty Media Corporation, through its direct and indirect subsidiaries. Under certain circumstances, each share of Series LMCN-V Stock is convertible into one share of Common Stock; such circumstances are not currently present. Each share of Series LMCN-V Stock currently has 1/100 of a vote on certain limited matters.

                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT ON COMPENSATION OF EXECUTIVE OFFICERS OF THE
COMPANY

     The Compensation Committee of the Board of Directors furnished the following report on executive compensation.

     At the time of the AOL-TW Merger, management, with the assistance of a leading outside compensation consultant, developed recommendations regarding the design of executive compensation programs. Following modifications suggested by the Compensation Committee, the Compensation Committee approved a risk-reward philosophy, and then approved total compensation levels, structure and design for the Company's executive officers.

Compensation Philosophy

     In developing the compensation philosophy for the newly combined Company, the Compensation Committee recognized the critical nature of the Company's compensation practices in retaining and recruiting key executive talent as well as providing those executives strong incentives to focus on and achieve the Company's business objectives. Each of America Online's and Time Warner's executive compensation programs shared these goals. Each of these programs included as key elements stock options, to provide substantial long-term financial reward to an executive only if the stockholders also realize long-term stock price appreciation, and an annual performance-based bonus. The Compensation Committee believes that the higher the level of an executive's responsibilities, the larger the stock-based component of his compensation should be, and that compensation based on stock price performance should be paid via stock-based compensation. The Committee, therefore, decided to emphasize long-term, equity-based incentives in the form of stock options, more than annual cash bonuses, to link compensation to improvements in financial and operational performance reflected in stock-price performance.

     Consistent with this approach, the Compensation Committee structured the compensation mix for the six executive officers named in the Summary Compensation Table below (the "named executive officers"), including the Chief Executive Officer, to reduce significantly their cash compensation and to substitute therefor a substantially enhanced stock option award, as discussed in more detail below. In addition, the Compensation Committee rationalized the cash and equity components of the compensation of the other executive officers.

     The Compensation Committee believes the Company's size, success and high profile have made its employees and executives targets for competitors seeking to recruit talented employees. Consequently, the Compensation Committee has concluded that the Company must actively manage compensation levels to ensure they are fully competitive and capable of retaining top performers over the long term. The Compensation Committee, with the assistance of its outside compensation consultant, reviewed total compensation levels and compensation packages awarded to similarly situated executives. The Compensation Committee also believes that the Company's most direct competitors for executive talent are composed of large capitalization and new technology companies that constitute a broader range of companies than those with which the Company might be compared for stock performance purposes. Thus, the compensation comparison group included companies beyond those included in the Company's peer group index that appears in this Proxy Statement. As a result of the competitive reviews and compensation actions, the Committee believes that the base salary, total cash compensation and stock appreciation opportunities for the Company's executive officers should be in the upper quartile of its comparison group and that such opportunities for its senior management, as well as those of the broad employee population, are consistent with competitive market levels and the Company's broader objectives.

2001 Compensation of the Named Executive Officers, including the Chief Executive Officer

     Consistent with the Company's newly established compensation philosophy discussed above, for 2001, each of Mr. Levin (the Chief Executive Officer) and the other named executive officers received (1) the same annual salary of $1 million, (2) stock options in lieu of a cash bonus and (3) a stock option award that was intended to cover 2001 and 2002. As a result of this structure, all of the performance-based compensation for these executive officers is solely dependent on future stock performance, not on other qualitative and quantitative performance measures. In addition, to ensure that such executives would not experience any gain on a portion of the award until stockholders experience significant stock price appreciation, the exercise price of half of the stock option award substantially exceeds the fair market value of the Common Stock on the date of grant. Of the total stock options covered by these awards, 25% have an option exercise price equal to 125% of the fair market value of the Common Stock on the date of grant and were awarded in lieu of a 2001 cash bonus and 25% have an option exercise price equal to 150% of such fair market value.

2001 Compensation of Executive Officers other than the Named Executive Officers

     During 2001, the Compensation Committee also reviewed the total compensation provided by salary, cash bonus and stock options to each executive officer who is not a named executive officer. As part of this review, and consistent with its retention goal during 2001, these executive officers entered into multi-year employment agreements with the Company that provide for a minimum, contractually specified annual salary, an annual bonus and eligibility for stock option awards, which, as potentially the largest compensatory element of compensation, are generally subject to the discretion of the Compensation Committee, or a subcommittee thereof.

     Salary. In establishing appropriately competitive salary levels, the Committee considered the officer's impact level, scope of responsibility, prior experience, past accomplishments and data on prevailing compensation levels in relevant executive labor markets. Based on the findings, the Compensation Committee approved salaries for these executive officers, which, in conjunction with cash bonus awards discussed below, maintained total cash compensation levels in line with competitive levels.

     Stock Option Awards. During 2001, each of the Company's executive officers was also awarded stock options. These awards were made after a review of their option holdings and the option awards made to other executives at the Company and in the comparison groups. In addition, to further the goals of creating a sense of common purpose throughout the newly-formed Company by giving employees a stake in the Company's success, stock option awards were made to substantially all employees of the Company in 2001.

     Bonus Determinations. The Chief Executive Officer reviewed with the Compensation Committee the 2001 performance of the Company's executive officers other than the named executive officers and his recommendations of their annual cash bonuses. The Compensation Committee considered a variety of factors in making the bonus compensation decisions, and no specific weighting was assigned to any one of those factors. During 2001, the Company focused its attention on immediately operating successfully as a combined and integrated company with strong momentum and a strategic implementation plan established prior to the completion of the AOL-TW Merger. It also worked toward achieving its financial and strategic goals under challenging economic conditions, including a weakening advertising market. In light of these difficult conditions, the Company achieved comparatively strong results as against those of its peers. The bonus payments also reflected individual qualitative executive contributions based upon the level of the executive's responsibilities, the efficiency and effectiveness with which he or she oversaw the matters under his or her supervision and the degree to which he or she contributed to the accomplishment of the Company's goals. The Company's senior management were awarded 2001 annual cash bonuses generally somewhat below target amounts, primarily reflecting the Company's accomplishments during 2001 and overall and relative financial performance.

Section 162(m) Considerations

     The Company expects that the salary and bonus compensation paid to executive officers will qualify for income tax deductibility under Section 162(m) of the Internal Revenue Code. In addition, the Company has adopted a general policy of awarding stock options to its executive officers only pursuant to plans that the Company believes will satisfy the requirements of Section 162(m). In 2001, the Company did not pay its executive officers compensation that would not be deductible as a result of the Section 162(m) deductibility limit except to the extent that the compensation of the named executive officers that exceeds $1 million is not performance-based.

Members of the Compensation Committee

James L. Barksdale
Frank J. Caufield (Chair)
Reuben Mark
Michael A. Miles

EXECUTIVE COMPENSATION SUMMARY TABLE

     The following table presents information concerning total compensation paid to the Chief Executive Officer and each of the five most highly compensated executive officers of the Company who served in such capacities on December 31, 2001 (collectively, the "named executive officers"). Prior to the Merger Date, the Company's executive officers functioned as executive officers of, and were compensated by, America Online or Time Warner, as the case may be. Prior to the AOL-TW Merger, America Online's fiscal year ended on June 30. In connection with the AOL-TW Merger, America Online changed its fiscal year to a calendar year. As a result, the compensation shown for Messrs. Case, Pittman and Novack prior to 2001 is that paid with respect to America Online's prior two fiscal years and the last six months of 2000 (the "Transition Period"). All information related to common stock has been adjusted to reflect the exchange ratios of common stock of Time Warner and America Online for Company Common Stock in the AOL-TW Merger and the Company's assumption of the relevant America Online and Time Warner stock-based benefit plans on the Merger Date.

                           SUMMARY COMPENSATION TABLE

                                                                                                 LONG-TERM
                                                                                              COMPENSATION(9)
                                                            ANNUAL COMPENSATION               ---------------
                                                 ------------------------------------------     SECURITIES
           NAME AND PRINCIPAL                                                OTHER ANNUAL       UNDERLYING         ALL OTHER
                POSITION                  YEAR     SALARY      BONUS(7)     COMPENSATION(8)   OPTIONS AWARDED   COMPENSATION(10)
           ------------------             ----   ----------   -----------   ---------------   ---------------   ----------------
Stephen M. Case(1)......................  2001   $1,000,000   $         0             --         4,000,000          $  2,250
  Chairman of the Board                   T.P.*     383,333             0             --         1,750,000                 0
                                          2000      725,000     1,125,000             --         3,000,000             5,165
                                          1999      575,000     1,000,000             --         1,800,000             4,932

Gerald M. Levin(2)......................  2001   $1,000,000   $         0     $  237,602         4,000,000          $ 47,031
  Chief Executive Officer                 2000    1,000,000    10,000,000        226,620           750,000           571,277
                                          1999    1,000,000     9,000,000        218,477           656,251           590,167

Kenneth J. Novack(3)....................  2001   $1,000,000   $         0     $  165,790         2,000,000          $    250
  Vice Chairman                           T.P.*     258,333       275,000             --         1,000,000                 0
                                          2000      433,333       506,000             --         1,000,000             6,620
                                          1999      350,000       400,000             --         2,560,000             5,666

R.E. Turner(4)..........................  2001   $1,000,000   $         0     $  112,656         2,000,000          $188,440
  Vice Chairman                           2000      700,000     8,000,000             --           637,500           570,986
                                          1999      700,000     6,900,000             --           562,500           619,657

Richard D. Parsons(5)...................  2001   $1,000,000   $         0     $  166,597         3,500,000          $ 77,913
  Co-Chief Operating Officer              2000      750,000     6,000,000        146,535           525,000           476,935
                                          1999      750,000     4,750,000        170,695           375,000           498,245

Robert W. Pittman(6)....................  2001   $1,000,000   $         0     $  399,611         3,500,000          $504,736
  Co-Chief Operating Officer              T.P.*     358,333       550,000         56,520         1,500,000                 0
                                          2000      683,334     1,050,000         60,965         2,500,000               810
                                          1999      591,667     1,000,000      1,380,000         1,440,000               955

------------

  *   Transition Period -- July 1, 2000 through December 31, 2000

 (1) Mr. Case became Chairman of the Board of the Company on the Merger Date. Prior to that, he served as Chairman of the Board and Chief Executive Officer of America Online.

 (2) Mr. Levin became Chief Executive Officer of the Company in February 2000. He served as Chairman of the Board and Chief Executive Officer of Time Warner from January 1993 to the Merger Date.

 (3) Mr. Novack became Vice Chairman of the Company on the Merger Date. Prior to that, he served as Vice Chairman of America Online.

 (4) Mr. Turner became Vice Chairman of the Company on the Merger Date. Prior to that, he served as Vice Chairman of Time Warner.

 (5) Mr. Parsons became Co-Chief Operating Officer of the Company on the Merger Date. Prior to that, he served as President of Time Warner.

 (6) Mr. Pittman became Co-Chief Operating Officer of the Company on the Merger Date. Prior to that, he served as President and Chief Operating Officer of America Online.

 (7) One quarter of the stock option award of each named executive officer in 2001 was made in lieu of a cash bonus for 2001, see "Compensation Committee Report on Compensation of Executive Officers of the Company."

 (8) In accordance with SEC rules, amounts totalling less than $50,000 have been omitted. The amounts of personal benefits shown in this column for 2001 that represent more than 25% of the applicable executive's total Other Annual Compensation include financial services of $97,500 to each of Messrs. Levin and Parsons and $100,000 to each of Messrs. Novack, Turner and Pittman, transportation-related benefits of $127,446 to Mr. Levin and $64,787 to Mr. Parsons and $286,346 to Mr. Pittman as reimbursement for the payment of taxes related to life insurance coverage.

 (9) None of the options indicated was awarded with tandem stock appreciation rights. None of such executive officers was awarded restricted stock during the relevant period and, as of December 31, 2001, no named executive officer held any such shares.

(10)  The amounts shown in this column for 2001 include the following:

          (a) Pursuant to the AOL Time Warner Savings Plan (the "Savings Plan"), a defined contribution plan available generally to employees of the Company, for the 2001 plan year, each of Messrs. Case, Levin, Turner, Parsons and Pittman deferred a portion of his annual compensation and AOL Time Warner contributed $2,000 for the first $3,000 so deferred by the executive ("Matching Contribution"). These Matching Contributions were invested under the Savings Plan in a Common Stock fund.

          (b) The Company maintains a program of life and disability insurance generally available to all salaried employees on the same basis. This group term life insurance coverage was reduced to $50,000 for each of Messrs. Levin, Novack, Turner and Parsons, who were given a cash payment equal to the cost of replacing such reduced coverage under a voluntary group program available to employees generally. Such payments are included in the "Other Annual Compensation" column. In addition, during 2001, the Company maintained for certain members of senior management, including the named executive officers, certain supplemental life insurance benefits and paid premiums for this supplemental coverage of approximately $250 each. The Company also maintained split-dollar life insurance policies on the lives of Messrs. Levin, Turner and Parsons and paid the following amounts allocated to the term portion of the split-dollar coverage for 2001: Mr. Levin, $22,790; Mr. Turner, $21,420; and Mr. Parsons, $4,787. The actuarial equivalent of the value of the premiums paid by the Company for 2001 based on certain assumptions regarding interest rates and periods of coverage are: Mr. Levin, $44,781; Mr. Turner, $186,190; and Mr. Parsons, $75,663. It is anticipated that the Company will recover the net after-tax cost of the premiums on these policies or the cash surrender value thereof. In addition, during 2001, the Company maintained a life insurance policy for Mr. Pittman to insure him against the loss of certain stock option benefits in the event that he died prior to the full vesting of such options on the first anniversary of the Merger Date. The Company paid a premium of $502,486 for such policy and reimbursed Mr. Pittman for the payment of taxes related thereto, which amount is included under "Other Annual Compensation." For a description of life insurance coverage for certain executive officers provided pursuant to the terms of their employment agreements, see "Employment Arrangements."

STOCK OPTION GRANTS DURING 2001

     The following table sets forth certain information with respect to employee options to purchase shares of Common Stock ("options") awarded during 2001 by the Company to the named executive officers. All such options were nonqualified options. No stock appreciation rights ("SARs"), alone or in tandem with such stock options, were awarded in 2001.

                          STOCK OPTION GRANTS IN 2001

                                                           INDIVIDUAL GRANTS(1)
                                              -----------------------------------------------
                                                           PERCENT OF
                                              NUMBER OF      TOTAL
                                              SECURITIES    OPTIONS     EXERCISE
                                              UNDERLYING   GRANTED TO   OR BASE                 GRANT DATE
                                               OPTIONS     EMPLOYEES     PRICE     EXPIRATION     PRESENT
NAME                                           GRANTED      IN 2001      ($/SH)       DATE       VALUE(2)
----                                          ----------   ----------   --------   ----------   -----------
Stephen M. Case.............................  2,000,000       1.1%       $48.96     1/17/11     $42,680,000
                                              1,000,000        .5%       $61.20     1/17/11      18,020,000
                                              1,000,000        .5%       $73.44     1/17/11      15,390,000
Gerald M. Levin.............................  2,000,000       1.1%       $48.96     1/17/11     $42,680,000
                                              1,000,000        .5%       $61.20     1/17/11      18,020,000
                                              1,000,000        .5%       $73.44     1/17/11      15,390,000
Kenneth J. Novack...........................  1,000,000        .5%       $48.96     1/17/11     $21,340,000
                                                500,000        .3%       $61.20     1/17/11       9,010,000
                                                500,000        .3%       $73.44     1/17/11       7,695,000
R.E. Turner.................................  1,000,000        .5%       $48.96     1/17/11     $21,340,000
                                                500,000        .3%       $61.20     1/17/11       9,010,000
                                                500,000        .3%       $73.44     1/17/11       7,695,000
Richard D. Parsons..........................  1,750,000       1.0%       $48.96     1/17/11     $37,345,000
                                                875,000        .5%       $61.20     1/17/11      15,767,500
                                                875,000        .5%       $73.44     1/17/11      13,466,250
Robert W. Pittman...........................  1,750,000       1.0%       $48.96     1/17/11     $37,345,000
                                                875,000        .5%       $61.20     1/17/11      15,767,500
                                                875,000        .5%       $73.44     1/17/11      13,466,250

------------

(1) Options for executive officers have been awarded pursuant to plans approved by the stockholders. The terms are governed by the plans and the recipient's option agreement. The option exercise price is the fair market value of the Common Stock on the date of grant except that one quarter of each of the total awards has an exercise price 25% above the fair market value of the Common Stock on the date of grant and one quarter has an exercise price 50% above such fair market value. The options shown in the table become exercisable in installments of 25% on the first four anniversaries of the date of grant, subject to acceleration upon the occurrence of certain events. Payment of the exercise price of an option may be made in cash and/or full shares of Common Stock already owned by the holder of the option. The payment of withholding taxes due upon exercise of an option may generally be made in cash and/or full shares of Common Stock.

(2) These amounts represent the estimated present value of stock options at January 18, 2001, the date of grant, calculated using the Black-Scholes option pricing model, based upon the following assumptions used in developing the grant valuations: an expected volatility of 59.3% based on the historical volatility of America Online and Time Warner common stock adjusted for the anticipated impact of the AOL-TW Merger; an expected term to exercise of three years; a risk-free rate of return of 4.80%; and a dividend yield of 0%. The actual value of the options, if any, realized by an officer will depend on the extent to which the market value of the Common Stock exceeds the exercise price of the option on the date the option is exercised. Consequently, there is no assurance that the value realized by an officer will be at or near the value estimated above. These amounts should not be used to predict stock performance.

OPTION EXERCISES AND VALUES IN 2001

     The following table sets forth as to each of the named executive officers information on option exercises during 2001 and the status of his options on December 31, 2001: (i) the number of shares of Common Stock underlying options exercised during 2001; (ii) the aggregate dollar value realized upon exercise of such options; (iii) the total number of shares of Common Stock underlying exercisable and nonexercisable stock options held on December 31, 2001; and (iv) the aggregate dollar value of in-the-money exercisable and nonexercisable stock options on December 31, 2001. The number of shares covered and the option exercise prices have been adjusted to reflect the exchange ratios of common stock of America Online and Time Warner for Company Common Stock on the Merger Date and the Company's assumption on the Merger Date of the option plans and agreements under which the options were awarded.

                     AGGREGATE OPTION EXERCISES DURING 2001
                                      AND
                       OPTION VALUES ON DECEMBER 31, 2001

                                                                                            DOLLAR VALUE OF
                          NUMBER OF                   NUMBER OF SHARES UNDERLYING             UNEXERCISED
                            SHARES                       UNEXERCISED OPTIONS ON               IN-THE-MONEY
                          UNDERLYING   DOLLAR VALUE           12/31/01(3)               OPTIONS ON 12/31/01*(3)
                           OPTIONS     REALIZED ON    ----------------------------   ------------------------------
NAME                      EXERCISED      EXERCISE     EXERCISABLE   NONEXERCISABLE   EXERCISABLE     NONEXERCISABLE
----                      ----------   ------------   -----------   --------------   ------------    --------------
Stephen M. Case.........  2,674,000    $127,289,634   18,237,200      5,312,500      $399,700,945     $          0
Gerald M. Levin.........         --              --    9,066,254      4,499,997      $127,421,550     $          0
Kenneth J. Novack.......    696,366    $ 31,554,080    4,961,000(1)   2,750,000      $ 78,825,850(1)  $          0
R.E. Turner.............         --              --    6,475,003      2,424,997      $ 80,468,250     $          0
Richard D. Parsons......    700,000    $ 26,958,400    2,550,003      3,849,997      $ 26,793,375     $          0
Robert W. Pittman.......  1,500,000    $ 66,151,925    8,698,921(2)   9,968,334      $195,120,193(2)  $106,059,351

------------

 * Calculated using the fair market value of $32.60 per share of Common Stock on December 31, 2001 minus the option exercise price.

(1) Includes 655,812 exercisable options that Mr. Novack transferred to grantor retained annuity trusts for the benefit of members of his family. At December 31, 2001, these options had a value of $13,894,147.

(2) Includes 2,297,255 exercisable options that Mr. Pittman transferred to a family-owned limited partnership. At December 31, 2001, these options had a value of $71,309,343.

(3) All options awarded prior to 2000 held by Messrs. Levin, Turner and Parsons became immediately exercisable in full upon the approval by Time Warner's board of directors of the AOL-TW Merger on January 9, 2000. All options awarded prior to 2000 held by Messrs. Case and Novack became immediately exercisable in full on the Merger Date and all such options held by Mr. Pittman became immediately exercisable on the first anniversary of the Merger Date.

     The option exercise price of all the options held by the named executive officers is the fair market value of the Common Stock on the date of grant except for (1) half of the regular annual options awarded to Messrs. Levin, Turner and Parsons in 1996 through 2000, half of the options awarded to each of the named executive officers in 2001 (see "Stock Option Grants in 2001") and 1,500,000 of Mr. Levin's options awarded in 1993, half of which have an exercise price 25% above the fair market value of the common stock on the date of grant and the other half of which have an exercise price 50% above such fair market value and (2) options awarded to Messrs. Case and Pittman in 1997 which have an exercise price 30% above the fair market value of the common stock on the date of grant. All such nonqualified options permit a portion of each award to be transferred by gift directly or indirectly to members of the holder's immediate family. The stock option agreements may permit optionees to defer receipt of the shares of Common Stock receivable upon exercise of options governed by such stock option agreements to a future date elected by the optionee, thereby deferring the recognition of income by the optionee (and the Company's tax deduction) until such future date. During the deferral period, the shares are not outstanding, do not vote and do not pay dividends; however, the Company has agreed to pay the optionee dividend equivalents during the deferral period, to the extent dividends are paid.

     The options held by the named executive officers remain exercisable for three months to three years in the event their employment is terminated without cause or as a result of the Company's breach of an employment agreement. For some executive officers, some of their options remain exercisable for the full term of the options if their employment is terminated for any reason other than for cause, including death. Otherwise, options may generally be exercised for one or three years after death or total disability (depending on their date of grant) and some options may be exercised for five years after retirement. All options terminate either immediately or one month after the holder's employment is terminated for cause. The terms of the options shown in the chart are generally ten years, although 960,000 options held by Mr. Levin have a term of 15 years from the date of their award in 1989.

EMPLOYMENT ARRANGEMENTS

     The Company is a party to employment agreements with Messrs. Levin, Novack, Turner, Parsons and Pittman. The expiration dates of these agreements are: Mr. Levin -- December 31, 2005; Mr. Novack -- December 31, 2003; Mr.
Turner -- December 31, 2003; and Mr. Parsons -- January 31, 2005. Mr. Pittman's agreement does not have a fixed term. Mr. Levin has announced his intention to step down as Chief Executive Officer of the Company effective immediately following the Annual Meeting and thereafter, consistent with the terms of his agreement, serve as an advisor to the Company through the end of the agreement term.

     Among other things, the agreements with Messrs. Levin, Novack, Turner and Parsons each provide for a fixed term of employment in a specified executive post; minimum annual salary of $1 million and participation in Company stock option and other compensation and benefit plans, including $50,000 of group term life insurance. These agreements do not provide for the payment of an annual cash bonus. In addition, the agreements with Messrs. Levin, Turner and Parsons provide for (1) life insurance benefits in the amount of $6 million, $6 million and $5 million, respectively, to be provided by split dollar policies for the life of the executive under which the Company recovers an amount equal to the net after-tax cost of the premiums paid by the Company or the policies' cash surrender value and (2) a cash payment equal to twice the premium for coverage under the Company's Group Universal Life ("GUL") insurance program in an amount equal to twice the executive's salary, minus $50,000. Mr. Novack's agreement provides for a cash payment equal to two times the premium for $4 million of GUL insurance coverage made available by the Company.

     The agreements with Messrs. Levin, Novack and Parsons include a narrow definition of the "cause" for which an executive's employment may be terminated and in that event, the executive will only receive earned and unpaid base salary accrued through such date of termination.

     These agreements provide that in the event of the Company's material breach or termination of the executive's employment during the term of employment without cause, the executive will be entitled to elect either (a) to receive a lump-sum payment equal to the present value of the compensation otherwise payable during the remaining portion of the executive's term of employment or (b) to remain an employee of the Company through the end of such period and, without having to perform any services, receive such compensation as if there had been no breach or termination. These executives are not required to mitigate damages after such a termination, other than as necessary to prevent the Company from losing any tax deductions to which it otherwise would have been entitled for any payments deemed to be "contingent on a change" of control under the Internal Revenue Code.

     If Mr. Levin, Novack or Parsons should become disabled during the term of his employment agreement, the executive will receive full salary for six months and then 75% thereof through the end of the employment term. Any such payments will be reduced by amounts received from Worker's Compensation, Social Security and disability insurance policies maintained by the Company.

     If an executive dies during the term of an employment agreement, the executive's beneficiaries will receive the executive's earned and unpaid salary to the last day of the month in which the death occurs.

     In October 1996, America Online entered into an employment agreement with Mr. Pittman which does not have a fixed term and which the Company has assumed. In the event Mr. Pittman's employment agreement is terminated by him for a good reason or by the Company other than for cause or as a result of a permanent and total disability, he will become a consultant of the Company for a term of two years, subject to the terms and conditions of a consulting agreement. In the Company's discretion, Mr. Pittman will become a consultant of the Company for two years if the Company terminates his employment or if he terminates his employment for other than a good reason. Mr. Pittman is subject to the terms of a confidentiality/non-competition/proprietary rights agreement that remains in effect for the term of the consulting agreement.

     Mr. Levin's agreement allows him, effective on or after May 1, 2002 and with not less than five months' prior notice to the Company, to terminate his position as Chief Executive Officer and become an advisor to the Company through December 31, 2005. His advisory compensation will be equal to his annual salary. Mr. Levin has delivered this notice to the Company. Mr. Parsons' agreement allows him, effective on or after January 1, 2002 and with not less than six months' prior notice to the Company, to terminate his executive position and become an advisor to the Company for the remainder of the agreement term. In that case his advisory compensation would be equal to $500,000 per year.

     Pursuant to the terms of their employment agreements, so long as each of Messrs. Turner and Parsons is employed by the Company, the Company has agreed to include him in management's slate for election as a director and to use its best efforts to cause his election. In addition, prior to 2001, pursuant to their employment agreements then in place, Time Warner made contributions for each of Messrs. Levin, Turner and Parsons to separate non-current compensation accounts in a grantor trust or under its deferred compensation plan. Effective beginning January 2001, the Company terminated these contributions, but existing accounts will continue to be invested and paid out following termination of employment in accordance with their terms.

TIME WARNER PENSION PLAN-AOLTW

     The Time Warner Employees' Pension Plan, as amended (the "Old Pension Plan"), which provides benefits to eligible employees, including officers, of the Company and certain of its subsidiaries, was amended effective as of January 1, 2000, as described below, and was renamed and assumed by the Company in connection with the AOL-TW Merger (the "Amended Pension Plan" and, together with the Old Pension Plan, the "Pension Plans"). New employees of the Company hired on and after January 1, 2001, or employees transferring on or after that date from a division of the Company without a pension plan, will not be eligible to participate in the Pension Plans. As a result, Messrs. Case, Novack and Pittman, and other employees who were employees of America Online, are not eligible to earn benefits under the Pension Plans. Because of certain grandfathering provisions, the benefit of participants with a minimum of ten years of benefit service whose age and years of benefit service equal or exceed 65 years as of January 1, 2000, including Mr. Levin, will be determined under either the provisions of the Old Pension Plan or the Amended Pension Plan, whichever produces the greater benefit. Directors who are not also employees of the Company are not eligible to participate in the Pension Plans.

     Under the Old Pension Plan, a participant accrues benefits on the basis of 1 2/3% of the average annual compensation (defined as the highest average annual compensation for any five consecutive full and partial calendar years of employment, which includes regular salary, overtime and shift differential payments, and non-deferred bonuses paid according to a regular program) for each year of service up to 30 years and 1/2% for each year of service over 30. Compensation for purposes of calculating average annual compensation under the Pension Plans is limited to $200,000 per year for 1988 through 1993, $150,000 per year for 1994 through 2001 and $200,000 per year for 2002 and thereafter (each subject to adjustments provided in the Internal Revenue Code of 1986, as amended). Eligible employees become vested in all benefits under the Pension Plans on the earlier of five years of service or certain other events.

     Under the Amended Pension Plan, a participant accrues benefits equal to the sum of 1.25% of a participant's average annual compensation not in excess of his covered compensation up to the applicable average Social Security wage base and 1.67% of his average annual compensation in excess of such covered compensation multiplied by his years of benefit service (not in excess of 30).

     Under the Old Pension Plan, employees who are at least 60 years old and have completed at least ten years of service may elect early retirement and receive the full amount of their annual pension ("early retirement"). An early retirement supplement is payable to an employee terminating employment at age 55 and before age 60, after 20 years of service, equal to the actuarial equivalent of such person's accrued benefit, or, if greater, an annual amount equal to the lesser of 35% of such person's average compensation determined under the Old Pension Plan or such person's accrued benefit at age 60 plus Social Security benefits at age 65. The supplement ceases when the regular pension commences at age 60. Under the Amended Pension Plan, employees who are at least 62 years old and have completed at least ten years of service may elect early retirement and receive the full amount of their annual pension.

     Annual pension benefits under the Old Pension Plan are reduced by a Social Security offset determined by a formula that takes into account benefit service up to 35 years, covered compensation up to the average Social Security wage base and a disparity factor based on the age at which Social Security benefits are payable (the "Social Security Offset"). Under both of the Pension Plans, the pension benefit of participants on December 31, 1977 in the former Time Employees' Profit-Sharing Savings Plan (the "Profit Sharing Plan") is further reduced by a fixed amount attributable to a portion of the employer contributions and investment earnings credited to such employees' account balances in the Profit Sharing Plan as of such date (the "Profit Sharing Plan Offset").

     Federal law limits both the amount of compensation that is eligible for the calculation of benefits and the amount of benefits derived from employer contributions that may be paid to participants under both of the Pension Plans. However, as permitted by the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), Time Warner adopted the Time Warner Excess Benefit Pension Plan (the "Excess Plan"). The Excess Plan was frozen for employees of the Company, as described below, effective December 31, 2000. The Excess Plan provides for payments by the Company of certain amounts which employees of the Company would have received under the Pension Plans if eligible compensation were limited to $250,000 in 1994 (increased 5% per year thereafter) and there were no payment restrictions. For purposes of the Excess Plan, the $200,000 limit (as indexed for years after 1989) on eligible compensation will only apply to compensation received in 1988 through 1993; the $250,000 limit (as adjusted) will apply to compensation received in 1994 through 2000. Even though the benefit payable was frozen, no employee will receive less than the total accrued benefit under the Pension Plans and the Excess Plan as of December 31, 2000. However, going forward, the total benefit will not increase until such time as the benefit payable under the Pension Plans exceeds the total benefit accrued as of December 31, 2000 under the Pension Plans and the Excess Plan.

     The following table shows the estimated annual pension payable upon retirement to employees in specified remuneration and years-of-service classifications under the Amended Pension Plan whose total benefit accrued as of December 31, 2000 under the Pension Plans and the Excess Plan exceeds the benefit payable under the Pension Plans. The amount of the estimated annual pension is based upon a pension formula which applies to all participants in both the Amended Pension Plan and the Excess Plan. The amounts shown in the table do not reflect the effect of the previously-described (1) Profit Sharing Plan Offset or (2) early retirement supplements. The estimated amounts are based on the assumption that payments under the Amended Pension Plan will commence upon normal retirement (generally age 65) or early retirement, that the Amended Pension Plan will continue in force in its present form and that no joint and survivor annuity will be payable (which would on an actuarial basis reduce benefits to the employee but provide benefits to a surviving beneficiary). Amounts calculated under the pension formula which exceed ERISA limits will be paid under the Excess Plan from the Company's assets and are included in the amounts shown in the following table.

HIGHEST CONSECUTIVE         ESTIMATED ANNUAL PENSION FOR YEARS OF BENEFIT SERVICE
FIVE YEAR AVERAGE         ---------------------------------------------------------
COMPENSATION                 10          15          20          25          30
-------------------       ---------   ---------   ---------   ---------   ---------
$200,000................  $ 31,870    $ 47,800    $ 63,740    $ 79,670    $ 95,610
 400,000................    65,200      97,800     130,410     163,010     195,610
 600,000................    98,530     147,800     197,070     246,340     295,610
 800,000................   131,870     197,810     263,740     329,680     395,620

     The amount of covered compensation that would be considered in the determination of the highest five consecutive full or partial years of compensation under the Pension Plans and the Excess Plan for each of Messrs. Levin, Turner and Parsons is limited as a result of the imposition of the limitations on eligible compensation. However, because combined payments under the Pension Plans and the Excess Plan are based on the highest average annual compensation for any five consecutive full or partial calendar years of employment (taking into account the compensation limits only for 1988 and thereafter), the compensation used for determining benefits under such Plans for Mr. Levin (and employees who participated in the Pension Plan prior to 1988) will include eligible compensation in years prior to 1988 which exceeded these limits. Because the total benefits accrued under the Pension Plans and the Excess Plan for Messrs. Levin, Turner and Parsons as of December 31, 2000, the date the Excess Plan was frozen, exceed the current benefits payable under the Pension Plans, their total accrued benefits have not changed since December 31, 2000. Thus, the estimated annual benefits payable under the Amended Pension Plan and the Excess Plan, as of February 1, 2002, are unchanged from those determined as of December 31, 2000 and would be based on average compensation of $729,248 for Mr. Levin; $311,844 for Mr. Turner; and $304,600 for Mr. Parsons; with 28.6, 4.3 and 6.0 years of credited benefit service, respectively. In addition, pursuant to his employment agreement, Mr. Parsons will be entitled to receive supplemental payments from the Company that will achieve a total retirement benefit equal to what he would have received if he had five additional years of benefit service under the Amended Pension Plan. As stated above, Messrs. Case, Novack and Pittman are not eligible to participate in the Pension Plans. However, as a result of Mr. Pittman's previous employment by Time Warner, at age 65, he is entitled to start receiving an annual benefit of $21,978 under the Amended Pension Plan and the Excess Plan. The estimated annual pension payable to Mr. Levin under the Old Pension Plan and the Excess Plan upon his retirement based on the indicated remuneration and years of service would be $337,889, without reflecting the effect of the previously-described Social Security or Profit Sharing Plan Offsets.

COMPARISONS OF CUMULATIVE TOTAL RETURNS

     The chart below compares the performance of the Company's Common Stock with the performance of the S&P 500 Index and a peer group index (the "Peer Group Index") by measuring the changes in common stock prices from January 12, 2001, the first day of trading of the Company's Common Stock after the Merger Date, plus reinvested dividends and distributions through 2001. Pursuant to the SEC's rules, the Company created a peer group index with which to compare its own stock performance since a relevant published industry or line-of-business index does not exist. The Company has selected a grouping of companies that have lines of business similar to its own. Because of the Company's involvement in a broad mix of several major media, Internet and entertainment businesses and the fact that no other public companies are engaged in all of these businesses, no grouping could closely mirror the Company's businesses or weight those businesses to match the relative contributions of each of the Company's business units to the Company's performance. All of the companies included in the Peer Group Index are engaged in only some of the businesses in which the Company is engaged and some are also engaged in businesses in which the Company does not participate. The common stocks of the following companies have been included in the Peer Group Index: Comcast Corporation, Cox Communications, Inc., The McGraw-Hill Companies, Inc., The News Corporation Limited, Viacom Inc., The Walt Disney Company and Yahoo! Inc. The chart assumes $100 was invested on January 12, 2001 in each of the Company's Common Stock, the S&P 500 Index and the Peer Group Index and reflects reinvestment of dividends and distributions on a monthly basis and quarterly market capitalization weighting. The Company did not pay dividends during the period indicated.

                [COMPARISONS OF CUMULATIVE TOTAL RETURNS GRAPH]

                      ----------------------------------------------------------------------------------------
                                                                           COMPANY       PEER GROUP    S&P 500
                                         VALUE AT                        COMMON STOCK      INDEX        INDEX
                                         --------                        ------------    ----------    -------
                       January 12, 2001..............................        $100           $100        $100
                       March 31, 2001................................          84             84          88
                       June 30, 2001.................................         110             93          93
                       September 30, 2001............................          69             66          80
                       December 31, 2001.............................          67             77          88
                      ----------------------------------------------------------------------------------------

ADDITIONAL INFORMATION

     A company wholly owned by Mr. Turner is reimbursed by TBS for Mr. Turner's business use of a plane owned and operated by such company. During 2001, TBS reimbursed such company for an aggregate of $396,867 relating to Mr. Turner's business use of such plane during 2000 and 2001. In addition, during 2001, entities wholly owned by Mr. Turner ("TTFP") acquired certain literary/production and intellectual property rights to prospective film projects from subsidiaries of the Company that were no longer interested in pursuing those projects and paid such subsidiaries approximately $350,000, representing the costs they had incurred in connection with acquiring and developing the property rights. In connection with the transaction, TTFP also entered into arrangements with other subsidiaries of the Company relating to the distribution of these projects upon their completion. Mr. Novack was Of Counsel to the law firm of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, PC through March 2001. Mintz Levin was retained by the Company during fiscal year 2001. During 2001, Kenneth Lerer, an Executive Vice President of the Company, received a payment from a third party in connection with the sale in 2000 of Robinson, Lerer & Montgomery, LLC ("RLM"), a corporate communications and consulting firm of which he was a founder and President prior to his employment by the Company and which has been and continues to be engaged to provide services to the Company. Pursuant to the sale agreement, Mr. Lerer will continue to receive annual payments through 2005 based on RLM's financial results.

                APPROVAL OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has appointed Ernst & Young LLP as independent auditors of the Company to audit its consolidated financial statements for 2002 and has determined that it would be desirable to request that the stockholders approve such appointment.

     Ernst & Young LLP has served the Company as independent auditors for 2001 and both America Online and Time Warner and their subsidiaries as independent auditors for many years prior to that. Representatives of Ernst & Young LLP will be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and to respond to appropriate questions from stockholders.

VOTE REQUIRED FOR APPROVAL

     Stockholder approval is not required for the appointment of Ernst & Young LLP, since the Board of Directors has the responsibility for selecting auditors. However, the appointment is being submitted for approval at the Annual Meeting. No determination has been made as to what action the Board of Directors would take if stockholders do not approve the appointment.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS.

                              STOCKHOLDER PROPOSAL

PROPOSAL REGARDING CHINA BUSINESS PRINCIPLES

     John C. Harrington, P.O. Box 6108, Napa, California 94581-1108, the beneficial owner of 500 shares of Common Stock, has advised the Company that he intends to propose a resolution at the Annual Meeting. The proposed resolution and statement in support thereof are set forth below:

     WHEREAS: Our company's business practices in China respect human and labor rights of workers. The eleven principles below were designed to commit a company to a widely accepted and thorough set of human and labor rights standards for China. They were defined by the International Labor Organization and the United Nations Covenants on Economic, Social and Cultural Rights, and Civil, and Political Rights. They have been signed by the Chinese government and China's national laws.

     (1) No goods or products produced within our company's facilities or those of suppliers shall be manufactured by bonded labor, forced labor, within prison camps or as part of reform-through-labor or reeducation-through-labor programs.

     (2) Our facilities and suppliers shall adhere to wages that meet workers' basic needs, fair and decent working hours, and at a minimum, to the wage and hour guidelines provided by China's national labor laws.

     (3) Our facilities and suppliers shall prohibit the use of corporal punishment, any physical, sexual or verbal abuse or harassment of workers.

     (4) Our facilities and suppliers shall use production methods that do not negatively affect the worker's occupational safety and health.

     (5) Our facilities and suppliers shall not call on police or military to enter their premises to prevent workers from exercising their rights.

     (6) We shall undertake to promote the following freedoms among our employees and the employees of our suppliers; freedom of association and assembly, including the rights to form unions and bargain collectively; freedom of expression, and freedom from arbitrary arrest or detention.

     (7) Company employees and those of our suppliers shall not face discrimination in hiring, remuneration or promotion based on age, gender, marital status, pregnancy, ethnicity or region of origin.

     (8) Company employees and those of our suppliers shall not face discrimination in hiring, remuneration or promotion based on labor, political or religious activity, or on involvement in demonstrations, past records of arrests or internal exile for peaceful protest, or membership in organizations committed to non-violent social or political change.

     (9) Our facilities and suppliers shall use environmentally responsible methods of production that have minimum adverse impact on land, air and water quality.

     (10) Our facilities and suppliers shall prohibit child labor, at a minimum comply with guidelines on minimum age for employment within China's national labor laws.

     (11) We will issue annual statements to the Human Rights for Workers in China Working Group detailing our efforts to uphold these principles and to promote these basic freedoms.

RESOLVED: Stockholders request the Board of Directors to make all possible lawful efforts to implement and/or increase activity on each of the principles named above in the People's Republic of China.

SUPPORTING STATEMENT: As U.S. companies import more goods, consumer and shareholder concern is growing about working conditions in China that fall below basic standards of fair and humane treatment. We hope that our company can prove to be a leader in its industry and embrace these principles.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL FOR THE FOLLOWING REASONS:

     As set forth in the Company's Mission Statement, the Company is founded on a shared sense of responsibility to the common good and is committed to serving the public interest by using its unique talents and resources to enrich people's lives and strengthen communities around the world. This commitment exists in every country where the Company conducts business, including China. The Company takes its responsibility as a prominent global media and communications company very seriously and has a consistent history of integrity as a leader in corporate citizenship and responsibility.

     Recently admitted to the World Trade Organization, China is embarking on increasing its integration into the global economy. This further integration of China into global markets is expected not only to open channels of commerce but also, over time, to introduce into government institutions practices of greater transparency, procedural fairness and public participation.

     After careful review of the proposal, the Company believes that its adoption is not appropriate and could even be counterproductive for the Company and the people of China. Indeed, adopting certain elements of the proposal would cause the Company to violate Chinese law and undermine the Company's ability to bring its information and entertainment products to the people of China. Moreover, because the principles are vague and subject to multiple interpretations, it is unclear how the Company would measure their successful implementation. Accordingly, since the proposal addresses sensitive and highly complicated issues, the Company believes that these matters are best entrusted to the responsible discretion of the Company as it continues to develop its businesses in China within the framework of its overarching mission and values.

     For these reasons, the Company believes that the proposal is not in the best interests of the Company and its stockholders.

VOTE REQUIRED FOR APPROVAL

     The affirmative vote of a majority of the votes duly cast by the holders of Common Stock is required to adopt this proposal.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC and the New York Stock Exchange. Officers, directors and greater than ten-percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company, or written representations that no Forms 5 were required, the Company believes that during 2001, its officers, directors and greater than ten-percent beneficial owners complied with all applicable Section 16(a) filing requirements.

                            EXPENSES OF SOLICITATION

     All expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be borne by the Company. In addition to solicitation by use of the mail, proxies and voting instructions may be solicited by directors, officers and employees of the Company in person, by telephone or other means of communication. Such directors, officers and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. The Company has retained Georgeson Shareholder Communications, Inc. at an estimated cost of $18,000, plus reimbursement of expenses, to assist in its solicitation of proxies from brokers, nominees, institutions and individuals. Arrangements will also be made with custodians, nominees and fiduciaries for forwarding proxy solicitation materials to beneficial owners of shares held of record by such custodians, nominees and fiduciaries, and the Company will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith.

                 PROCEDURE FOR SUBMITTING STOCKHOLDER PROPOSALS

     Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in the Company's proxy statement and for consideration at the next annual meeting of its stockholders by submitting their proposals to the Company in a timely manner. In order to be so included for the 2003 Annual Meeting, stockholder proposals must be received by the Company no later than December 2, 2002, and must otherwise comply with the requirements of Rule 14a-8. In addition, the Company's By-laws establish an advance notice procedure with regard to certain matters, including stockholder proposals not included in the Company's proxy statement, to be brought before an annual meeting of stockholders. In general, notice must be received by the Secretary of the Company not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting and must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters. Therefore, to be presented at the Company's 2003 Annual Meeting, such a proposal must be received by the Company on or after January 16, 2003 but no later than February 17, 2003. If the date of the annual meeting is more than 30 days earlier or more than 60 days later than such anniversary date, notice must be received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. If a stockholder who has notified the Company of his intention to present a proposal at an annual meeting does not appear or send a qualified representative to present his proposal at such meeting, the Company need not present the proposal for a vote at such meeting.

     All notices of proposals by stockholders, whether or not to be included in the Company's proxy materials, should be sent to the attention of the Secretary of the Company at 75 Rockefeller Plaza, New York, New York 10019.

GENERAL

     The Board of Directors does not currently know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented, the persons named in the proxy will have discretion to vote in accordance with their own judgment on such matters.

                                        BY ORDER OF THE BOARD OF DIRECTORS,

                                            PAUL T. CAPPUCCIO
                                            Secretary

March 26, 2002

                             [AOL TIME WARNER LOGO]

                                                                      3860-PS-02

                                      PROXY

                              AOL TIME WARNER INC.

             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF AOL TIME WARNER INC. FOR THE ANNUAL MEETING ON MAY 16, 2002

The undersigned hereby acknowledges receipt of the AOL Time Warner Inc. Notice of Annual Meeting and Proxy Statement and hereby constitutes and appoints Paul
T. Cappuccio, Patricia Fili-Krushel and Wayne H. Pace, and each of them, its true and lawful agents and proxies, with full power of substitution in each, to attend the Annual Meeting of Stockholders of AOL TIME WARNER INC. on Thursday, May 16, 2002, and any adjournment thereof, and to vote on the matters indicated all the shares of Common Stock which the undersigned would be entitled to vote if personally present. This card shall also serve, if applicable, as a voting instruction to EquiServe, as exchange agent, to vote on the matters indicated with respect to shares of Common Stock that the undersigned is entitled to receive upon exchange by the undersigned of certificates formerly representing shares of common stock of America Online, Inc. or Time Warner Inc. as a result of the America Online/Time Warner merger.

Please mark, sign and date this Proxy Card on the reverse side and return it promptly using the enclosed reply envelope or submit your proxy by telephone or the Internet.

                                 Continued, and to be completed, on reverse side
--------------------------------------------------------------------------------


                   SUBMIT YOUR PROXY BY TELEPHONE OR INTERNET

---------------------------------------------------------------------------------------------------------

BY TELEPHONE                                              BY INTERNET
------------                                              -----------

It's fast, convenient, and immediate!                     It's fast, convenient, and immediate!
Call Toll-Free on a Touch-Tone Phone
1-877-PRX-VOTE (1-877-779-8683)


Follow these four easy steps:                             Follow these four easy steps:

1.  Read the accompanying Proxy                           1.  Read the accompanying Proxy
    Statement and Proxy Card.                                 Statement and Proxy Card.

2.  Call the toll-free number                             2.  Go to the Web site
    1-877-PRX-VOTE (1-877-779-8683).                          HTTP://WWW.EPROXYVOTE.COM/AOL.
                                                              ------------------------------

3.  Enter your 14 digit Voter Control Number              3.  Enter your 14-digit Voter Control Number
    located on your Proxy Card above your name.               located on your Proxy Card above your name.

4.  Follow the recorded instructions.                     4.  Follow the instructions provided.

---------------------------------------------------------------------------------------------------------

YOUR VOTE IS IMPORTANT!                                  YOUR VOTE IS IMPORTANT!
  Call 1-877-PRX-VOTE                                      Go to HTTP://WWW.EPROXYVOTE.COM/AOL.
  BY MIDNIGHT (EASTERN TIME) ON MAY 15, 2002                     ------------------------------
                                                           BY MIDNIGHT (EASTERN TIME) ON MAY 15, 2002

              NOTE: IF YOU SUBMIT A PROXY BY INTERNET OR TELEPHONE,
                 THERE IS NO NEED TO MAIL BACK YOUR PROXY CARD.

                              THANK YOU FOR VOTING.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED, FOR PROPOSAL 2 AND AGAINST PROPOSAL 3.


                          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES IN ITEM 1 AND FOR
                                                       PROPOSAL 2.

1.      Election of Directors.

        Nominees: (01) Daniel F. Akerson, (02) James L. Barksdale, (03) Stephen F. Bollenbach, (04) Stephen M. Case,
        (05) Frank J. Caufield, (06) Miles R. Gilburne, (07) Carla A. Hills, (08) Reuben Mark, (9) Michael A. Miles,
        (10) Kenneth J. Novack, (11) Richard D. Parsons, (12) Robert W. Pittman, (13) Franklin D. Raines,
        (14) R.E. Turner and (15) Francis T. Vincent, Jr.

        FOR ALL NOMINEES     /  /       WITHHOLD AUTHORITY    /  /
        (except as marked               to vote for all
        to the contrary)                nominees


           / / For, except vote withheld from the following nominee(s): _____________________________________________


2.      Approval of Auditors.                                                   FOR / /   AGAINST / /   ABSTAIN / /

                                     THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSAL 3.

3.      Stockholder proposal regarding China business principles.               FOR / /   AGAINST / /   ABSTAIN / /

4.      In their discretion, upon such other matters as may properly come before the meeting.



                                                                                                       MEETING ATTENDANCE

                                                                                     Please mark this box if you plan to
                                                                                     attend the Meeting.                 / /

                                                                                                       ADDRESS CHANGE

                                                                                     Please mark this box if you have
                                                                                     indicated an address change.        / /

                     ***IF YOU WISH TO SUBMIT YOUR PROXY BY TELEPHONE OR INTERNET, SEE THE INSTRUCTIONS ABOVE.***

Signature ______________________________________  Signature ________________________________  Date: ________________________

NOTE:  Please sign exactly as name appears hereon.  Joint owners should each sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                             ===================================================
                             PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT
                                PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.
                             ===================================================

                                      PROXY


                              AOL TIME WARNER INC.
             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
           AOL TIME WARNER INC. FOR THE ANNUAL MEETING ON MAY 16, 2002

        The undersigned hereby constitutes and appoints Paul T. Cappuccio, Patricia Fili-Krushel and Wayne H. Pace, and each of them, its true and lawful agents and proxies, with full power of substitution in each, to attend the Annual Meeting of Stockholders of AOL TIME WARNER INC. on Thursday, May 16, 2002, and any adjournment thereof, and to vote on the matters indicated all the shares of SERIES LMCN-V COMMON STOCK which the undersigned would be entitled to vote if personally present.

        This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR all nominees listed in item 1.


-----------------------------------       -----------------------
Name of Holder                            Number of Shares

        THE AOL TIME WARNER INC. BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES IN ITEM 1.

1. Election of Directors for terms expiring in 2003 - Daniel F. Akerson, James L. Barksdale, Stephen F. Bollenbach, Stephen M. Case, Frank J. Caufield, Miles R. Gilburne, Carla A. Hills, Reuben Mark, Michael A. Miles, Kenneth J. Novack, Richard D. Parsons, Robert W. Pittman, Franklin D. Raines, R. E. Turner and Francis T. Vincent, Jr., nominees.

                                      FOR [ ]   WITHHELD [ ]

        [ ] FOR, except vote withheld from the following nominee(s):____________

        ___________________________________________________________________

2. In their discretion, upon such other matters as may properly come before the meeting.

Please check this box if you plan to attend the meeting. [ ]


                        Signature(s)
                                    ----------------------------


                                    ---------------------------------   -------
                                    Note: Please sign exactly as name     Date
                                    appears hereon.  When signing
                                    as attorney, officer, administrator
                                    or trustee, please give full title
                                    as such.

AOL TIME WARNER SAVINGS PLAN
AOL TIME WARNER THRIFT PLAN
TWC SAVINGS PLAN
BOOKSPAN SAVINGS PLAN


                  SUBMIT YOUR CONFIDENTIAL VOTING INSTRUCTIONS
                         BY TELEPHONE, INTERNET OR MAIL


You may send your voting instructions to the Trustee over the telephone, on the Internet or by mail, as follows:

- BY TELEPHONE: dial 1-800-597-7657 from a touch tone phone in the United States, Canada or Puerto Rico, 24 hours a day, 7 days a week. There is NO CHARGE to you for this call. You will be asked to enter a control number, which is located on the reverse side. Follow the prompts.

- BY INTERNET: visit the website at www.401kproxy.com and follow the instructions. You will be asked to enter a control number, which is located on the reverse side.

-       BY MAIL: complete and return the instruction card set out below.

You must provide instructions to the Trustee by May 13, 2002 for your instructions to be tabulated. You may issue instructions by telephone or the Internet until 5:00 p.m. (eastern time) on that day. If you are sending instructions by mail, the Trustee must receive your executed instruction card by May 13, 2002. If you submit your instructions by telephone or the Internet, there is no need to mail back your instruction card. IF YOU DO NOT PROVIDE INSTRUCTIONS TO THE TRUSTEE, THE TRUSTEE WILL VOTE YOUR INTERESTS AS REQUIRED BY THE TERMS OF THE PLANS AND DESCRIBED ON THE REVERSE SIDE OF THE CARD.

            PLEASE FOLD AND DETACH CARD AT PERFORATION BEFORE MAILING
--------------------------------------------------------------------------------
                                                CONFIDENTIAL VOTING INSTRUCTIONS

INSTRUCTIONS SOLICITED BY FIDELITY MANAGEMENT TRUST COMPANY ON BEHALF OF THE BOARD OF DIRECTORS FOR THE AOL TIME WARNER INC. ANNUAL MEETING ON MAY 16, 2002.

Under the provisions of the Trusts relating to these Plans, Fidelity Management Trust Company ("Fidelity"), as Trustee, is required to request your confidential instructions as to how your proportionate interest in the shares of AOL Time Warner Common Stock held in the AOL Time Warner Common Stock fund under those Plans (an "interest") is to be voted at the Annual Meeting of Stockholders scheduled to be held on May 16, 2002. Your instructions to Fidelity will not be divulged or revealed to anyone at AOL Time Warner Inc. If Fidelity does not receive your instructions on or prior to 5:00 p.m. (eastern time) on May 13, 2002, your interest, if any, attributable to (a) accounts transferred from the Time Incorporated Payroll-Based Employee Stock Ownership Plan ("PAYSOP") and the WCI Employee Stock Ownership Plan ("WCI ESOP") will not be voted and (b) the remainder of your Plan accounts, if any, will be voted at the Annual Meeting in the same proportion as other participants' interests in each such respective Plan for which Fidelity has received voting instructions (excluding PAYSOP and WCI ESOP accounts).

                                                This instruction card must be
                                                signed exactly as name appears
                                                hereon.


                                                --------------------------------

                                                --------------------------------
                                                Signature(s)              Date

                                                  (CONTINUED ON REVERSE SIDE)

                SUBMIT YOUR INSTRUCTIONS BY TELEPHONE OR INTERNET
                          QUICK**** EASY**** IMMEDIATE

INTERNET VOTING:  www.401kproxy.com
TOUCH TONE TELEPHONE VOTING:  1-800-597-7657


The undersigned hereby instructs Fidelity, as Trustee, to vote as follows by proxy at the Annual Meeting of Stockholders of AOL Time Warner Inc. to be held on May 16, 2002 and at any adjournment thereof, the undersigned's proportionate interest in the shares of AOL Time Warner Common Stock held in the AOL Time Warner Common Stock fund under each of the Plans.


1. Election of Directors for terms expiring in 2003 - (01) Daniel F. Akerson, (2) James L. Barksdale, (3) Stephen F. Bollenbach, (4) Stephen
        M. Case, (5) Frank J. Caufield, (6) Miles R. Gilburne, (7) Carla A. Hills, (8) Reuben Mark, (9) Michael A. Miles, (10) Kenneth J. Novack,
        (11) Richard D. Parsons, (12) Robert W. Pittman, (13) Franklin D. Raines, (14) R.E. Turner and (15) Francis T. Vincent, Jr., nominees.

                                      FOR [ ]   WITHHELD [ ]

        [ ] FOR, except vote withheld from the following nominee(s):____________

        ________________________________________________

2.      Approval of Auditors.

                                      FOR [ ]   AGAINST [ ]   ABSTAIN [ ]

3.      Stockholder proposal regarding China business principles.

                                      FOR [ ]   AGAINST [ ]   ABSTAIN [ ]

4. To grant discretionary voting authority to management persons regarding such other matters as may properly come before the meeting.

Please check this box if you plan to attend the meeting. [ ]

                      PLEASE SIGN AND DATE ON REVERSE SIDE